[MEDIMMUNE, INC. LOGO]


                                                     PRELIMINARY COPY

         NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                 To Be Held August 5, 1996



     A Special Meeting of Stockholders of MedImmune, Inc. will be held at MedImmune's Executive Offices, 35 West Watkins Mill Road, Gaithersburg, Maryland 20878, at 10:00 a.m. on August 5, 1996 to consider and vote upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock, par value $.01 per share, from 30 million shares to 60 million shares.

     Stockholders of record at the close of business on July 8, 1996 are entitled to notice of and to vote at the meeting.

     Please sign your proxy and return it in the enclosed, postage-paid envelope so that you may be represented at the meeting. If you attend the meeting and wish to vote by ballot, your proxy will be canceled.


                         By order of the Board of Directors,



                         WAYNE T. HOCKMEYER, PH.D.
                         Chairman and Chief Executive Officer



Gaithersburg, Maryland
July __, 1996
                      MEDIMMUNE, INC.

    PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                 To Be Held August 5, 1996


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MedImmune, Inc. ("MedImmune" or the "Company") of proxies to be voted at the Special Meeting of Stockholders on August 5, 1996, and at any adjournment thereof, for the purpose set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about July __, 1996.

     The number of voting securities of MedImmune outstanding on July 8, 1996, the record date for the meeting, was shares of common stock, $.01 par value per share ("Common
Stock"), each share being entitled to one vote. Stockholders do not have cumulative voting rights.

Voting of Proxies

     Since many MedImmune stockholders may be unable to attend the Company's Special Meeting, the Board of Directors is soliciting proxies to give each stockholder an opportunity to vote on the proposal to amend the Company's Restated Certificate of Incorporation scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on the proposal by marking the appropriate box on the enclosed proxy card, and sign, date and return the card in the enclosed stamped envelope.

     If no choice is specified and the card is properly signed and returned, the shares will be voted by the Proxy Committee as recommended by the Company. MedImmune's Proxy Committee consists of Dr. Wayne T. Hockmeyer, Chairman and Chief Executive Officer, and Mr. David M. Mott, President and Chief Operating Officer. A stockholder who signs a proxy may revoke or revise that proxy at any time before the meeting or, by voting by ballot at the meeting, cancel any proxy previously returned.

     Stockholder proxies are received by American Stock Transfer & Trust Company, the Company's independent proxy processing agent, and the vote is certified by Inspectors of Election. Proxies and ballots that identify the vote of individual stockholders are kept confidential until the final vote has been tabulated at the Special Meeting, except as necessary to meet legal requirements or in a contested proxy solicitation, and in cases where stockholders write comments on their proxy cards.

     Stockholders of record at the close of business on July 8, 1996, are entitled to receive notice of the meeting and to vote the shares held on that date. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding at the record date is required to adopt the amendment to the Company's Restated Certificate of Incorporation. Abstentions and broker non-votes will be tabulated in determining the presence of a quorum but will have the same effect as votes against with respect to the proposal.



                          PROPOSAL

     AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                   TO INCREASE NUMBER OF
             AUTHORIZED SHARES OF COMMON STOCK


     On June 24, 1996, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value $.01 per share, by 30,000,000 shares from 30,000,000 shares to 60,000,000 shares. The authorized number of shares of Preferred Stock of the Company ("Preferred Stock") remains 5,524,525. Accordingly, the aggregate number of shares of capital stock (including both Common Stock and Preferred Stock) authorized under the Amendment would increase from 35,524,525 to 65,524,525.

     As noted above, at __________, 1996 there were shares of the Company's Common Stock outstanding. At that date, after giving effect to __________ shares reserved for issuance under the Company's stock option plans, __________ shares reserved for issuance upon exercise of warrants and __________ shares reserved for issuance upon conversion of subordinated notes, the Company had __________ shares of Common Stock available for issuance.

     The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Approval of the Amendment by the stockholders and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, including a dilutive effect on present stockholders if and when such shares were issued. In addition, the increase in the authorized but unissued Common Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

     The proposed increase in the number of shares of authorized Common Stock will insure that shares will be available, if needed, for issuance in connection with acquisitions or other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes without delay would be beneficial to the Company.

     If the Amendment is adopted, ___________ of the 30,000,000 additional shares of Common Stock will be reserved for issuance pursuant to the exercise of stock options previously granted to the following executive officers of the Company: Dr. Hockmeyer, shares; Mr. Mott, __________ shares; Mr. Wright, __________ shares; Dr. Top, __________ shares; Mr. Dziurzynski, __________ shares; Dr. Young, __________ shares; and all executive officers as a group, shares. Each of those executive officers had agreed to defer exercise of such previously granted options pending approval of this proposal by the Company's stockholders in order to enable the Company to issue and sell $ __________ principal amount of convertible subordinated notes prior to the date of the Special Meeting. Currently, the Company does not have any other immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the Amendment.

     No further action or authorization by the Company's stockholders would be necessary prior to the issuance of the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed.

     If the Amendment is adopted, it will become effective upon filing a Certificate of Amendment to the Company's Restated
Certificate of Incorporation with the Secretary of State of the State of Delaware.



             Board of Directors Recommendation

     The Board of Directors recommends a vote FOR approval of the adoption of the following amendment to the Company's Restated
Certificate of Incorporation:

     RESOLVED:  that Article FOURTH of the Company's Restated
     Certificate of Incorporation be, and it hereby is, amended in its entirety to be and read as follows:

                    "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 65,524,525, consisting of 5,524,525 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). The Preferred Stock shall consist of one or more series of Preferred Stock, including the Series A Convertible Preferred Stock which shall have the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, set forth as provided for herein.

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding at the record date is required for such approval.


                     SECURITY OWNERSHIP

Principal Stockholders

     The following table sets forth certain information at June 30, 1996 regarding the beneficial ownership of Common Stock of each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, each of the directors of the Company, certain executive officers and all officers and directors of the Company as a group.

                                         Beneficial
                                         Ownership
                                           Number
                Name                     of Shares     Percent
HealthCare Ventures, I, L.P.(1)            6,003,430    25.4%
 Twin Towers at Metro Park
 379 Thornall Street
 Edison, NJ  08837

HealthCare Ventures, II, L.P.                742,677     3.4
 Twin Towers at Metro Park
 379 Thornall Street
 Edison, NJ  08837

The Equitable Companies Incorporated       2,096,000     9.7
 787 Seventh Avenue
 New York,, NY  10019

State of Wisconsin Investment Board        1,695,000     7.8
 P.O. Box 7842
 Madison, WI  53707


James H. Cavanaugh, Ph.D.(1)(2)             6,746,107    28.6

Wayne T. Hockmeyer, Ph.D.(3)                  511,498    2.3

David M. Mott(3)                              211,706    1.0

Franklin H. Top, Jr., M.D.(3)                 366,919    1.7

M. James Barrett, Ph.D.(3)                     28,024     *

Barbara Hackman Franklin(3)                       500     *

Lawrence C. Hoff(3)                            38,129     *

Gordon S. Macklin(3)                           41,250     *

Bogdan Dziurzynski(3)                          33,125     *

David P. Wright(3)                            220,352    1.0

James F. Young, Ph.D.(3)                      310,175     1.4

All officers and directors as a group
  (11 persons)(1)(2)(3)                     8,507,785    34.3
                                            =========   ======

* Less than one percent.

(1) Includes 1,937,840 shares of Common Stock issuable upon exercise of certain warrants issued by the Company in connection with a previous issuance of Preferred Stock owned by HealthCare Ventures, I, L.P. ("HCV I"). Dr. Cavanaugh, who is a director of the Company, is a general partner of HealthCare Partners I, L.P. and HealthCare Partners II, L.P., which are general partners of HCV I and HealthCare Ventures, II, L.P. ("HCV II"), respectively. Dr. Cavanaugh is also a limited partner of HCV I.

(2)  Includes 742,677 shares of Common Stock owned by HCV II.

(3) Includes shares of Common Stock issuable upon exercise of options vesting prior to August 30, 1996 as follows: Dr. Hockmeyer, 302,343 shares; Dr. Barrett, 7,500 shares; Mr.
     Dziurzynski, 33,125 shares; Mr. Hoff, 34,166 shares; Mr. Macklin, 11,250 shares; Mr. Mott, 211,706 shares; Dr. Top, 150,936 shares; Mr. Wright, 207,155 shares; Dr. Young,
     235,359 shares; and all officers and directors as a group, 1,193,631 shares.

                          OTHER MATTERS

Proxy Solicitation

     The cost of the solicitation of proxies will be borne by the Company. The Company will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company expects to solicit proxies primarily by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by facsimile, or by mail. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie Partners, Inc. will solicit proxies by personal interview, telephone, telegraph, and mail. It is anticipated that the fee for those services will not exceed $2,500 plus reimbursement of customary out-of-pocket expenses.

Deadline for Submission of Stockholder
Proposals for Next Year's Annual Meeting

     The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 1, 1996.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE
ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                          By Order of the Board of Directors,



                          CAROL A. IORIO
                          Corporate Secretary


35 West Watkins Mill Road
Gaithersburg, Maryland
July __, 1996.

                                                 PRELIMINARY COPY



 Please mark your vote as in this example.     X



The Board of Directors recommends a vote "for" the following item:


1. The adoption of an Amendment to the Restated Certificate of Incorporation as set forth in the Proxy Statement.

          ____ FOR
          ____ AGAINST
          ____ ABSTAIN

If this Proxy is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the stockholder, the shares will be voted accordingly. If not otherwise specified, the shares represented by this Proxy will be voted FOR the Amendment to the Company's Restated Certificate of Incorporation.


SIGNATURE(S)___________________________DATE______________________
(NOTE: Sign exactly as name appears hereon. When signing in a representative capacity please give full title.)





                         MEDIMMUNE, INC.

   This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Wayne T. Hockmeyer and David
M. Mott, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of MedImmune, Inc. held in the name of the undersigned at the close of business on July 8, 1996, at the Special Meeting of Stockholders to be held on August 5, 1996 at 10:00 a.m. Eastern Daylight Time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, as indicated on the reverse side hereof.

        (Continued and to be signed on the reverse side)

SEE REVERSE SIDE